Exhibit 99.1

PROFIRE ENERGY
(NASDAQ: PFIE)
FINANCIAL OUTLOOK

FISCAL YEAR 2015

This report contains forward-looking information regarding PFIE.

Introduction to Annual Guidance	1

Forward-Looking Statements	2

FY2015 Targets	3

Financial Exhibits - Annual	4

Contact Information	5

Introduction to Annual Guidance

THE ROLE OF OUR SHAREHOLDERS
In 2002, we started out as a small service company (delivering parts out of an old Buick) in Edmonton, Alberta. Since then, we have built a strong reputation as a quality oilfield technology provider, which has allowed us to work with a growing number of oil and gas producers. In recent years, we have been recognized as one of the fastest-growing companies in the world.

Such accomplishments are—in large part—due to our loyal shareholders, driven employees, and valued clients. Thank you for your support of this great company—it is greatly appreciated.

WHY PROVIDE GUIDANCE?
As we have grown, we have made it a priority to provide valuable information to our shareholders. To that end, we employ a number of media to communicate with our shareholders (e.g. our website, mailings, etc.). In that spirit of communication, we want to help our shareholders share our vision of what we see in the upcoming fiscal year.

If you have questions about our guidance, please contact our investor relations department, per the enclosed contact information.

We appreciate and value your role as a shareholder and contributor to this great company,

Andrew Limpert
Chief Financial Officer
May 27, 2015

This financial outlook contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company, such as anticipated revenue and net income values; the Company’s potential for strong revenue growth in the future; the Company’s potential to deliver shareholder and customer value in the future; and the belief that the Company’s sales team will capitalize on future sales opportunities, which are based on the beliefs of, as well as assumptions made by, and information currently available to, our management. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “forecast,” “appear”, “project” and similar expressions, as they relate to the Company are intended to identify forward-looking statements. These statements reflect our management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: general economic conditions; competitive factors; political, economic, and regulatory changes affecting the oil and gas industry; commodity price changes (i.e. of oil and gas) that could affect sales strategies; changes in supplier pricing or transit costs; changes in exchange rates, especially US/Canadian exchange rates; changes in demand for combustion management products, and various other factors, both referenced and not referenced above, and included in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. In view of these uncertainties, readers should not place undue reliance on any forward-looking statements, which are based on current expectations. You are advised to carefully review and consider the various disclosures in the Company’s filings with the Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, the Company neither intends nor assumes any obligation to revise or update these forward-looking statements, which speak only as of their dates. The Company nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this financial outlook. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Our 2015 guidance reflects our revenue and net income (after-tax) expectations for FY2015. In conjunction with the safe harbor statement herein, the following targets are estimated for Fiscal Year (FY) 2015:

Financial Metric	Targets (FY2015)

Revenues for FY 2015 (April 1, 2014 – March 31, 2015)	$46.0-48.0M

Net Income (after-tax) for FY 2015 (April 1, 2014 – March 31, 2015)	$7.0-9.0M

Financial Exhibits—Annual1

___________________________
1 FY2014 figures are drawn from Guidance given previously. See Company filings for reported numbers, when available.

Contact Information

For investor materials, information, or additional inquiries, please contact:

NATHAN MCBRIDE FINANCE & COMMUNICATIONS O: (801) 701-2502 E:NMCBRIDE@PROFIREENERGY.COM

Profire Energy, Inc. 321 South 1250 West, Lindon, UT 84042 Tel 801.796.5127 www.ProfireEnergy.com